SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT




     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): January 24, 1997

                           SHOPCO LAUREL CENTRE, L.P.
             (Exact Name of Registrant as Specified in its Charter)


       Delaware                       1-9419                     13-3392074
State or other jurisdiction          Commission                 IRS Employer
 of incorporation                    File Number             Identification No.


3 World Financial Center, 29th Floor
New York, NY Attn: Andre Anderson                                   10285
Address of principal executive offices                             Zip Code


Registrant's telephone number, including area code (212) 526-3237


Item 2. Acquisition or Disposition of Assets.

          On January 24, 1997, the foreclosure sale of the interest of Laurel Owner Partners Limited Partnership (the "Owner Partnership") in the shopping mall known as Laurel Centre (the "Mall"), which occurred on December 10, 1996, was ratified (subject to a 30-day appeal period) by the Circuit Court for Prince George's County, Maryland (the "Court"), and the Mall was purchased by the lenders who held the non-recourse mortgage debt of the Owner Partnership, which with accrued interest thereon totaled approximately $63,000,000 as of January 24, 1997. The registrant, Shopco Laurel Centre, L.P. ("Shopco"), is the sole general partner of the Owner Partnership.

          Shopco and the Owner Partnership presently are subject to a temporary restraining order of the Court (the "TRO"), preventing Shopco, among other things, from paying a $1.35 per unit cash distribution declared on September 20, 1996, to its unitholders of record on September 30, 1996. The TRO relates to litigation commenced by the mortgage lenders against the Owner Partnership, Shopco and its general partner in which the lenders claimed rights, among other things, to the declared distribution (the "Litigation"). Shopco is also subject to the terms of a settlement agreement with the mortgage lenders, dated October 9, 1996, which relates to the TRO, the Litigation and certain other matters concerning the Mall (the "Settlement Agreement").

          Pursuant to the Settlement Agreement, the TRO will be vacated and the mortgage lenders will release their claims on the earlier of the expiration of the 30 day ratification appeal period if no appeal is taken (i.e., on or about February 24, 1997), or on March 15, 1997, if an appeal is taken and absent certain circumstances set out in the Settlement Agreement (the "Release Date"). The Settlement Agreement provides that upon the occurrence of the Release Date, the parties will vacate the TRO and discontinue the Litigation with prejudice to plaintiffs and without costs to any party, provided only that the Owner Partnership shall have paid all its payables due on or before October 15, 1996 and partnership expenses, and provided the mortgage lenders with reasonable evidence thereof. Shopco intends to make the previously declared $1.35 per unit distribution promptly after the TRO terminates. However, due to the uncertainties of the TRO termination date and the Litigation, there can be no assurance as to the amount or timing of the distribution, or whether a distribution will be made.

          If the Release Date occurs on or about February 24, 1997, Shopco intends to pay the previously declared cash distribution to unitholders of record on September 30, 1996. Subsequently, Shopco will wind up its activities and distribute any remaining cash for distribution, after provision for liabilities and expenses, in accordance with its partnership agreement.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          Due to various factors including the TRO, the Litigation, the Settlement Agreement and the foreclosure ratification appeal period, pro forma financial statements would not be meaningful. The financial statements and notes thereto for the fiscal year ended December 31, 1996, to be included in Form 10-K, will reflect the matured mortgage debt and the foreclosure sale.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   SHOPCO LAUREL CENTRE, L.P.
                                   Registrant

                              By:  LAUREL CENTRE INC.
                                   General Partner


Date:  February 7, 1997       By: /s/ Paul L. Abbott
                                      Director, President and
                                      Chief Executive Officer


Date: February 7, 1997        By: /s/ Robert J. Hellman
                                      Director, Vice President and
                                      Chief Financial Officer